HUNTINGTON

NEWS

FOR IMMEDIATE RELEASE
March 5, 2015

Analysts: Mark Muth (mark.muth@huntington.com), 614.480.4720

Media: Maureen Brown (maureen.brown@huntington.com), 614.480.5512

HUNTINGTON BANCSHARES RELEASES RESULTS OF 2015 DODD-FRANK ACT COMPANY-RUN CAPITAL STRESS TEST

COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) announced today the release of its company-run capital stress test results as required by the Dodd-Frank Act. Results include both Huntington Bancshares Incorporated and Huntington National Bank, and can be found on Huntington’s Investor Relations website under the heading “Publications and Filings” (http://huntington-ir.com/main/Regulatory.htm). Results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions developed by the Federal Reserve and by the Office of the Comptroller of the Currency, and do not represent Huntington’s economic forecast.

About Huntington

Huntington Bancshares Incorporated is a $66 billion asset regional bank holding company headquartered in Columbus, Ohio. The Huntington National Bank, founded in 1866, and its affiliates provide full-service commercial, small business, and consumer banking services; mortgage banking services; treasury management and foreign exchange services; equipment leasing; wealth and investment management services; trust services; brokerage services; customized insurance brokerage and service programs; and other financial products and services. The principal markets for these services are Huntington’s six-state retail banking franchise: Ohio, Michigan, Pennsylvania, Indiana, West Virginia, and Kentucky. The primary distribution channels include a banking network of more than 700 traditional branches and convenience branches located in grocery stores and retirement centers, and through an array of alternative distribution channels including internet and mobile banking, telephone banking, and more than 1,500 ATMs. Through automotive dealership relationships within its six-state retail banking franchise area and selected other Midwest and Northeast states, Huntington also provides commercial banking services to the automotive dealers and retail automobile financing for dealer customers.

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